12/4/92






                                  InStent Inc.


                             1993 Stock Option Plan


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                                  InStent Inc.
                             1993 Stock Option Plan




   I.        PURPOSES . . . . . . . . . . . . . . . . . . . .    1

  II.        AMOUNT OF STOCK SUBJECT TO THE PLAN . . . . . . . . 1

 III.        ADMINISTRATION. . . . . . . . . . . . . . . . . . . 2

  IV.        ELIGIBILITY . . . . . . . . . . . . . . . . . . . . 5

   V.        OPTION PRICE AND PAYMENT . . . . . . . . . . . . .  5

  VI.        USE OF PROCEEDS . . . . . . . . . . . . . . . . . . 7

 VII.        TERM OF OPTIONS AND LIMITATIONS ON THE
                RIGHT OF EXERCISE . . . . . . . . . . . . . . .  7

VIII.        EXERCISE OF OPTIONS . . . . . . . . . . . . . . . . 8

  IX.        NONTRANSFERABILITY OF OPTIONS . . . . . . . . . . . 9

   X.        TERMINATION OF EMPLOYMENT . . . . . . . . . . . . . 9

  XI.        ADJUSTMENT OF SHARES; EFFECT OF CERTAIN
                 TRANSACTIONS . . . . . . . . . . . . . . . . . 12

 XII.        RIGHT TO TERMINATE EMPLOYMENT . . . . . . . . . .  15

XIII.        PURCHASE FOR INVESTMENT . . . . . . . . . . . . .  15

 XIV.        ISSUANCE OF CERTIFICATES; LEGENDS; PAYMENT
                 OF EXPENSES  . . . . . . . . . . . . . . . . . 16


XV.           WITHHOLDING TAXES . . . . . . . . . . . . . . . . 17

XVI.          LISTING OF SHARES AND RELATED MATTERS . . . . . . 18

XVII.         AMENDMENT OF THE PLAN . . . . . . . . . . . . . . 18

XVIII.        TERMINATION OR SUSPENSION OF THE PLAN . . . . . . 19

XIX.          GOVERNING LAW . . . . . . . . . . . . . . . . . . 19

XX.           PARTIAL INVALIDITY  . . . . . . . . . . . . . . . 19

XXI.          EFFECTIVE DATE  . . . . . . . . . . . . . . . . . 19


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                                  InStent Inc.
                             1993 STOCK OPTION PLAN




          I.  PURPOSES

          InStent Inc. (the "Company") desires to afford certain of its key employees and the key employees of any subsidiary corporation or parent corporation of the Company hereafter formed or acquired, who are responsible for the continued growth of the Company, and certain other persons, an opportunity to acquire a proprietary interest in the Company, and, thus, to create in such employees and such other persons an increased interest in and a greater concern for the welfare of the Company and its subsidiaries.

          The Company, by means of this 1993 Stock Option Plan (the "Plan"), seeks to retain the services of persons now holding key positions with it and its subsidiaries and parent corporations and to secure the services of persons capable of filling such positions offered in such companies.

          The stock options ("Options") offered pursuant to the Plan are a matter of separate inducement and are not in lieu of any salary or other compensation for the services of any key employee.

          The Options granted under the Plan are intended to be either incentive stock options ("Incentive Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options that do not meet the requirements for Incentive Options ("NonQualified Options"), but the Company makes no warranty as to the qualification of any Option as an Incentive Option.


          II.  AMOUNT OF STOCK SUBJECT TO THE PLAN

          The total number of shares of common stock of the Company which may be purchased pursuant to the exercise of Options granted under the Plan shall not exceed, in the aggregate, 400,000 shares of the authorized common stock, $.01 par value per share, of the Company (the "Shares").




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          Shares which may be acquired  under the Plan may be either  authorized but unissued Shares, Shares of issued stock held in the Company's treasury, or both, at the discretion of the Company. If and to the extent that Options granted under the Plan expire or terminate without having been exercised, the Shares covered by such expired or terminated options shall again become available for award under the Plan, provided that the grant and the terms of such new Options shall in all respects comply with the provisions of the Plan.

          Except as provided in Article XXI, the Company may, from time to time during the period beginning March 1, 1993 (the "Effective Date") and ending February 28, 2003 (the "Termination Date"), grant to certain salaried employees of the Company, of any subsidiary corporation or parent corporation of the Company hereafter formed or acquired, Incentive Options on the terms hereinafter set forth and to such other persons as the Board of Directors (as hereinafter defined) deems appropriate in its discretion Non-Qualified Options on the terms hereinafter set forth.

          As used in the Plan,  the term  "subsidiary  corporation"  and "parent
corporation"  shall  mean,   respectively,   a  corporation  coming  within  the
definition of such terms contained in Sections 424(f) and 424(e) of the Code.


          III.  ADMINISTRATION.

          The board of directors of the Company (the "Board of Directors") shall administer the Plan.

          The Board of Directors may, but shall not be required to, appoint from among its members a stock option committee consisting of at least three directors, and, subject to applicable provisions of law and of the Certificate of Incorporation, as amended, and the bylaws of the Company, may delegate to such committee some or all of the powers that this Plan confers upon the Board of Directors; provided, however, that in the event the Company shall register (a "Registration") any class of its equity securities under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), then, prior to such registration, the Board of Directors shall be required to designate from among its members a stock option committee (the "Committee") consisting of three members, each of whom shall be a "disinterested person" within the meaning of



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Rule 16b-3 (or any successor rule or regulation)  promulgated under the Exchange
Act, to administer the Plan. In such event, subject to applicable provisions of law and of the Certificate of Incorporation, as amended, and the bylaws of the Company, all of the powers that this Plan confers upon the Board of Directors may at any time and from time to time be exercised by the Committee. A majority of the members of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee shall be the act of the Committee. Any member of the Committee may be removed at any time, either with or without cause, by resolution adopted by the Board of Directors, and any vacancy on the Committee may be filled at any time by resolution adopted by the Board of Directors; provided, however, that following a Registration, any person who becomes a member of the Committee shall be a "disinterested person".

          Subject to the express provisions of the Plan, the Board of Directors shall have authority, in its discretion, to determine the employees, or other persons, as the case may be, to whom Options shall be granted, the time when such Options shall be granted, the number of Shares which shall be subject to each Option, the exercise price of each Option, the period(s) during which such Options shall be exercisable (whether in whole or in part) and the conditions, if any, as to such exercisability, and the other terms and provisions thereof.

          Subject to the express provisions of the Plan, the Board of Directors shall also have authority to construe the Plan and the Options granted thereunder, to amend the Plan and the Options granted thereunder, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective Options (which need not be identical) and to make all other determinations necessary or advisable for administering the Plan. The Board of Directors also shall have the authority to require, in its discretion, as a condition of the granting of any such Option, that the employee, or such other person, as the case may be, agree (i) not to sell or otherwise dispose of Shares acquired pursuant to the award of Options for a period of six months following the date of acquisition of such Shares, and (ii) that in the event of termination of employment of such employee, other than as a result of dismissal without cause, such employee, or such other person, as the case may be, will not, for a period to be fixed at the time of the grant of the Option, enter into any other employment or participate directly or indirectly in any other business or enterprise which is competitive with the business of the Company or any subsidiary corporation or parent corporation of the Company, or



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enter into any  employment in which such employee will be called upon to utilize special knowledge obtained through employment with the Company or any subsidiary corporation or parent corporation thereof.

          Without limiting the foregoing, upon granting an Option, the Board of Directors shall notify the person to whom the Option shall have been granted and shall deliver to such person an Option Agreement evidencing such Option. An award of an Option shall immediately expire if the person to whom the Board of Directors has decided to grant an Option shall not have (and no Option shall be exercisable unless and until such person has) signed the Option Agreement and returned it to the Company within thirty days after delivery to such individual of the Option Agreement. Subject to the express provisions of this Plan, and except to the extent inconsistent with Section 422 of the Code, the Board of Directors may prescribe in the Option Agreement such provisions as it shall determine, in its discretion, including but not limited to provisions governing
(a) vesting of the Options (which may vary from one Option Agreement to another), (b) the times at which, the manner in which, the number and size of installments (which need not be equal) for which, and the contingencies upon which, an Option may be exercised during its term, (c) termination, vesting or redemption of, or adjustment in, Options, (d) the effect, if any, of the termina-tion of employment of an employee Option holder, (e) the number of Shares for which an Option may be exercised during its term and (f) conditions precedent to the exercise of the Option.

          The determination of the Board of Directors on matters referred to in this Article III shall be conclusive.

          The Board of Directors may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Board of Directors in the engagement of such counsel, consultant or agent shall be paid by the Company. No member of the Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan or any award of Options granted hereunder.




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          IV.  ELIGIBILITY

          Incentive Options may be granted only to salaried employees of the Company, or of any subsidiary corporation or parent corporation of the Company, and shall not be granted to any officer or director who is not also a salaried key employee. Any person who shall have retired from the Company and all subsidiary corporations and parent corporations of the Company, although such person shall have entered into a consulting contract with the Company or with any subsidiary corporation or parent corporation of the Company, shall not be eligible to receive an Incentive Option. Non-Qualified Options may be granted to such persons as the Board of Directors deems appropriate in its discretion.

          The Plan does not create a right in any employee to participate in the Plan nor does it create a right in any employee to have any Options granted to him or her.

          An Option holder shall have none of the rights of a shareholder with respect to Shares underlying such Option until such Shares shall have been issued upon exercise of the Option.


          V. OPTION PRICE AND PAYMENT

          The price for each Share purchasable under any Non-Qualified Option granted hereunder shall be such amount as the Board of Directors shall deem appropriate in compliance with all applicable laws.

          The price for each Share purchasable under any Incentive Option granted hereunder shall be such amount as the Board of Directors shall, in its best judgment, determine to be not less than one hundred percent (100%) of the fair market value per Share at the date the Option is granted; provided, however, that in the case of an Incentive Option granted to a person who, at the time such Incentive Option is granted, owns shares of the Company or any subsidiary corporation or parent corporation of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or of any such subsidiary corporation or parent corporation of the Company, the purchase price for each share shall be such amount as the Board of Directors, in its best judgment, shall determine to be not less than one hundred ten percent (110%) of the fair market value per share at the date the Option is granted. In determining stock ownership of an employee for any purposes under the Plan, the rules of Section 424(d) of the Code shall be applied, and the Board of Directors may rely on representations of fact made to it by the employee and believed by it to be true.



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          If the  Shares are listed on a  national  securities  exchange  in the
United States on any date on which the fair market value per Share is to be determined, the fair market value per Share shall be deemed to be the average of the high and low quotations at which such Shares are sold on such national securities exchange on the date such Option is granted. If the Shares are listed on a national securities exchange in the United States on such date but the Shares are not traded on such date, or such national securities exchange is not open for business on such date, the fair market value per Share shall be determined as of the closest preceding date on which such exchange shall have been open for business and the Shares were traded. If the Shares are listed on more than one national securities exchange in the United States on the date on which the fair market value per Share is to be determined, the Board of Directors shall determine which national securities exchange shall be used for the purpose of determining the fair market value per Share.

          For purposes of this Plan, the determination by the Board of Directors of the fair market value of a Share shall be conclusive.

          Upon the exercise of an Option granted hereunder, the Company shall cause the purchased Shares to be issued only when it shall have received the full purchase price for the Shares in cash or by certified check; provided, however, that in lieu of cash, the holder of an Option may, if and to the extent the terms of such Option so provide and to the extent permitted by applicable law, exercise an Option (a) in whole or in part, by delivering to the Company shares of common stock of the Company (in proper form for transfer and accompanied by all requisite stock transfer tax stamps or cash in lieu thereof) owned by such holder having a fair market value equal to the exercise price applicable to that portion of the Option being exercised by the delivery of such Shares or (b) in part, by delivering to the Company an executed promissory note, on such terms and conditions as the Board of Directors shall determine, at the time of grant, in its sole discretion; provided, however, that the principal amount of such note shall not exceed ninety percent (90%) (or such lesser percentage as would be permitted by applicable margin regulations) of the aggregate purchase price of the Shares then being purchased pursuant to the exercise of such Option. The fair market value of the stock so delivered shall be determined as of the date immediately preceding the date on which the Option is exercised, or as otherwise may be required in order to comply with or to conform to the requirements of any applicable laws or regulations.





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          VI.  USE OF PROCEEDS

          The proceeds of the sale of Shares pursuant to the Plan are to be added to the general funds of the Company and used for its general corporate purposes as the Board of Directors in its discretion shall determine.


          VII.  TERM OF OPTIONS AND LIMITATIONS ON THE
                RIGHT OF EXERCISE

          Any Option shall be exercisable at such times, in such amounts and during such period or periods as the Board of Directors shall determine at the date of the grant of such Option; provided, however, that an Incentive Option shall not be exercisable after the expiration of ten years from the date such Option is granted; and provided further that, in the case of an Incentive Option granted to a person who, at the time such Option is granted, owns stock of the Company or any subsidiary corporation or parent corporation of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any such subsidiary corporation or parent corporation of the Com- pany, such Option shall not be exercisable after the expiration of five years from the date such Option is granted.

          Except to the extent otherwise provided under the Code, to the extent that the aggregate fair market value of stock with respect to which Incentive Options are exercisable for the first time by an employee during any calendar year (under all stock option plans of the Company and of any parent corporation or subsidiary corporation of the Company) exceeds one hundred thousand dollars ($100,000), such Options shall be treated as Non-Qualified Options. For purposes of this limitation, (i) the fair market value of stock shall be determined as of the time such Option is granted, (ii) the limitation will be applied by taking into account options (under all stock option plans of the Company and of any parent corporation or subsidiary corporation of the Company) in the order in which they were granted, and (iii) Incentive Options granted before 1991 shall not be taken into account.

          Subject to the provisions of Article XVII, the Board of Directors shall have the right to accelerate, in whole or in part, from time to time, conditionally or unconditionally, the right to exercise any Option granted hereunder.

          Any Option not exercised in full within the period of exercisability specified therein shall, at the end of such period, expire as to the unexercised part.



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          In no event shall an Option  granted  hereunder be  exercisable  for a fraction of a Share.


          VIII.  EXERCISE OF OPTIONS

Options granted under the Plan shall be exercised by the optionee as to all or part of the Shares covered thereby by the giving of written notice of the exercise thereof to the Secretary of the Company or such other officer of the Company designated in the Option Agreement at the principal business office of the Company specifying the number of Shares to be purchased and specifying a business day not more than (15) days from the date such notice is given, for the payment of the purchase price against delivery of the Shares being purchased. Subject to the terms of Articles XIII, XV and XVI, the Company shall cause certificates for the Shares so purchased to be delivered to the optionee at the principal business office of the Company against payment of the full purchase price, on the date specified in the notice of exercise.


          IX.  NONTRANSFERABILITY OF OPTIONS

          An Option granted hereunder shall not be transferable, whether by operation of law or otherwise, other than by will or the laws of descent and distribution, and any Option granted hereunder shall be exercisable, during the lifetime of the holder, only by such holder.


          X.  TERMINATION OF EMPLOYMENT

          Upon termination of employment of any employee with the Company and all subsidiary corporations and parent corporations of the Company, an Option previously granted to such employee, unless (with respect to Non-Qualified
Options) otherwise specified by the Board of Directors in such Non-Qualified Option, shall, to the extent not theretofore exercised, terminate and become null and void; provided, however, that:

     (a) if the employee shall die while in the employ of such corporation or during either the three month or one year period, whichever is applicable, specified in clause (b) below and at such time such employee was entitled to exercise an Option as herein provided, the legal representative of such employee, or such person who acquired such Option by bequest or inheritance or by reason of the death of the employee, may, not later




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than one year from the date of death,  exercise  such Option,  to the extent not theretofore exercised, in respect of any or all of such number of Shares as specified by the Board of Directors in such Option; and

     (b) if the employment of any employee to whom such Option shall have been granted shall terminate by reason of the employee's retirement (at such age or upon such conditions as shall be specified by the Board of Directors), disability (as described in Section 22(e)(3) of the Code) or dismissal by the employer other than for cause (as defined below), and at such time such employee is entitled to exercise such Option as herein provided, such employee shall have the right to exercise such Option, to the extent not theretofore exercised, in respect of any or all of such number of Shares as specified by the Board of Directors in such Option, at any time up to and including (i) three months after the date of such termination of employment in the case of termination by reason of retirement or dismissal other than for cause and (ii) one year after the date of termination of employment in the case of termination by reason of disability.

          In no event, however, shall any person be entitled to exercise any Option after the expiration of the period of exercisability of such Option as specified therein.

          If an employee voluntarily terminates his or her employment, or is discharged for cause, any Option granted hereunder shall, unless otherwise specified by the Board of Directors in the Option, forthwith terminate with respect to any unexercised portion thereof.

          If an Option granted hereunder shall be exercised by the legal representative of a deceased employee or former employee, or by a person who acquired an Option granted hereunder by bequest or inheritance or by reason of the death of any employee or former employee, written notice of such exercise shall be accompanied by a certified copy of a letter testamentary or equivalent proof of the right of such legal representative or other person to exercise such Option.

          For the purposes of the Plan, the term termination "for cause" shall mean (i) with respect to an employee, who is a party to a written agreement with, or, alternatively, participates in a



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compensation  or benefit  plan of the  Company or a  subsidiary  corporation  or parent corporation of the Company, which agreement or plan contains a definition of "for cause" or "cause" (or words of like import) for purposes of termination of employment thereunder by the Company or such subsidiary corporation or parent corporation of the Company, "for cause" or "cause" as defined in the most recent of such agreements or plans, or (ii) in all other cases, as deter-mined by the Board of Directors, in its sole discretion, including, without limitation, (a) the willful commission by an employee of a criminal or other act that causes or may cause substantial economic damage to the Company or a subsidiary corporation or parent corportion of the Company or substantial injury to the business reputation of the Company or a subsidiary corporation or parent corporation of the Company; (b) the commission by an employee of an act of fraud in the performance of such employee's duties on behalf of the Company, or a subsidiary corporation or parent corporation of the Company; or (c) the continuing willful failure of an employee to perform the duties of such employee to the Company or a subsidiary corporation or parent corporation of the Company (other than such failure resulting from the employee's incapacity due to physical or mental illness), after written notice thereof (specifying the par-ticulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to the employee by the Board of Directors. For purposes of the Plan, no act, or failure to act on the employee's part shall be considered "willful" unless done or omitted to be done by the employee not in good faith and without reasonable belief that the employee's action or omission was in the best interest of the Company or a subsidiary corporation or parent corporation of the Company.

          For the purposes of the Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of the determination, the individual was an "employee" of such corporation for purposes of Section 422(a) of the Code. If an individual is on military, sick leave or other bona fide leave of absence, such individual shall be considered an "employee" for purposes of the exercise of an Option and shall be entitled to exercise such Option during such leave if the period of such leave does not exceed ninety (90) days, or, if longer, so long as the individual's right to reemployment with the Company or any subsidiary or parent corporation of the Company, as the case may be, is guaranteed either by statute or by contract. If the period of leave exceeds ninety (90) days, the employment relationship shall be deemed to have terminated on the ninety-first (91st) day of such leave, unless the individual's right to reemployment is guaranteed by statute or contract.





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          A termination of employment  shall not be deemed to occur by reason of
(i) the transfer of an employee from employment by the Company to employment by a subsidiary corporation or a parent corporation of the Company, or (ii) the transfer of an employee from employment by a subsidiary corporation or a parent corporation of the Company to employment by the Company or by another subsidiary corporation or parent corporation of the Company.

          In the event of the complete liquidation or dissolution of a subsidiary corporation of the Company, or in the event that such corporation ceases to be a subsidiary corporation of the Company, any unexercised Options theretofore granted to any person employed by such subsidiary corporation will be deemed canceled unless such person is employed by the Company or by any parent corporation or another subsidiary corporation of the Company after the occurrence of such event. In the event an Option is to be can-celled pursuant to the provisions of the previous sentence, notice of such cancellation will be given to each employee holding unexer-cised Options, and such holder will have the right to exercise such Options in full (without regard to any limitation set forth or imposed pursuant to Article VII) during the thirty (30) day period following the giving of such notice of cancellation.


          XI.  ADJUSTMENT OF SHARES; EFFECT OF CERTAIN
            TRANSACTIONS

          In the event of any change in the outstanding Shares through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or other like change in capital structure of the Company, an adjustment shall be made to each outstanding Option so that each such Option shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Shares subject to such Option had such Option been exercised in full immediately prior to such change, and such an adjustment shall be made successively each time any such change shall occur. The term "Shares" after any such change shall refer to the securities, cash and/or property then receivable upon exercise of an Option. In addition, in the event of any such change, the Board of Directors shall make any further adjustment as may be appropriate to the maximum number of Shares subject to the Plan, the maximum number of Shares which may be granted to any one employee, and the number of Shares and price per Share subject to outstanding Options as shall be equitable to pre-vent dilution or enlargement of rights under such Options, and the determination of the Board of Directors as to these matters shall be conclusive. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Option shall comply with the rules of Section 424(a) of the Code, and
(ii) in no event shall any adjustment be made which



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



would render any Incentive Option granted hereunder other than an incentive stock option for purposes of Section 422 of the Code.

          In the event of a "change in control" of the Company, then all the Options then outstanding shall immediately become exercisable. For purposes of the Plan, a "change in control" of the Company occurs if:

     (a) A change in control of the direction and administration of the Company's business of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or any successor rule or regulation) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement; or

     (b) Any "person" (as such terms is used in Sections 13(d) and 14(d)(2) of the Exchange Act but excluding any employee benefit plan of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's outstanding securities then entitled ordinarily (and apart from rights accruing under special circumstances) to vote for the election of directors; or

      (c) During any period of two consecutive years, the individuals who at the beginning of such period constitute the Board of Directors or any individuals who would be "Continuing Directors" (as hereinafter defined), cease for any reason to constitute at least a majority thereof; or

      (d) The Board of Directors shall approve a sale of all or substantially all of the assets of the Company; or

      (e) The Board of Directors shall approve any merger, consolidation, or like business combination or reorganization of the Company, the consummation of which would result in the occurrence of any event described in clause (b) or (c) above;

provided, however, that none of the foregoing events shall constitute a change in control if such event occurs as a result of an agreement or transaction approved by the "Continuing Directors," either before or after the occurrence of such event, and the Continuing Directors in approving such agreement or transaction determine that it is not in the best interest of the Company for such agreement or transaction to constitute a change in control for purposes of the Plan.

          For purposes of the Plan, "Continuing Directors" shall mean the directors of the Company in office on the Effective Date and any successor to any such director and any additional director who after the Effective Date (i) was nominated or selected by a majority of the Continuing Directors in office at the time of his nomination or selection and (ii) is not, at the time of his monination or selection, an "affiliate" or "associate" (as defined in Regulation 12B under the Exchange Act) of any person who is the beneficial owner, directly or indirectly, of securities representing ten percent (10%) or more of the combined voting power of the Company's outstanding securities then entitled ordinarily to vote for the election of directors.

          The Board of Directors, in its discretion, may determine that, upon the occurrence of a transaction described in the second preceding paragraph, each Option outstanding hereunder shall terminate within a specified number of days after the giving of notice to the holder, and such holder shall receive, with respect to each Share subject to such Option, cash in an amount equal to the excess of the fair market value of such Share immediately prior to the occurrence of such transaction over the exercise price per Share of such Option. The provisions contained in the preceding sentence shall be inapplicable to an Option granted within six months before the occurrence of such transaction if the holder of such Option is a Director or officer of the Company or a beneficial owner of the Company who is described is Section 16(a) of the Exchange Act, unless such holder dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the expiration of such six-month period.


          XII.  RIGHT TO TERMINATE EMPLOYMENT

          The Plan shall not impose any obligation on the Company or on any subsidiary corporation or parent corporation thereof to continue the employment of any holder of Options; and it shall not impose any obligation on the part of any holder of Options to remain in the employ of the Company or of any subsidiary corporation or parent corporation thereof.

          XIII.  PURCHASE FOR INVESTMENT

          Except as hereinafter provided, the Board of Directors may require any holder of an Option granted hereunder, upon exercise of any Option granted hereunder, to execute and deliver to the Company (a) stock powers with respect to Shares underlying a particular Option and required to be held by a custodian, and (b) a written statement, in form satisfactory to the Board of Directors, in which such holder represents and warrants that Shares are being acquired for such holder's own account, for investment only and not with a view to the resale or distribution thereof. The holder shall, at the request of the Board of Directors, be required to represent and warrant in writing that, to the extent permitted by the terms of the Option, any subsequent resale or distribution of Shares by the holder shall be made only pursuant to either (i) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which has become effective and is current with regard to the Shares being sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the holder shall, prior to any offer of sale or sale of such Shares, obtain a prior favorable written opinion of counsel, in form and substance satisfactory to counsel for the Company, as to the applicability of such exemption.


          XIV.  ISSUANCE OF CERTIFICATES; LEGENDS; PAYMENT
                OF EXPENSES

          Upon any exercise of an Option which may be granted hereunder and payment of the purchase price, a certificate or certificates for the Shares shall be issued by the Company in the name of the person exercising the Option and shall be delivered to or upon the order of such person or persons.

          The Company may endorse such legend or legends upon the certificates for Shares issued pursuant to the Plan and may issue such "stop transfer" instructions to its transfer agent in respect of such Shares as the Board of Directors, in its discretion, determines to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, (ii) implement the provisions of the Plan and any agreement between the Company and the optionee with respect to such Shares, or (iii) permit the Company to determine the occurrence of disqualifying disposition, as described in Section 421(b) of the Code, of Shares transferred upon exercise of an Incentive Option granted under the Plan.

          The Company shall pay all issue or transfer taxes, if any, with respect to the issuance or transfer of Shares upon exercise of an Option, other than taxes with respect to the transfer of Shares to any person other than the holder of such Option, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer, except fees and expenses which may be required for the filing or amending of a Registration Statement under the Securities Act, which fees and expenses shall be borne by the recipient of the Shares unless such Registration Statement has been filed by the Company for its own corporate purposes (and the Company so states) in which event the recipient of the Shares shall bear only such fees and expenses as are attributable solely to the inclusion of the Shares he or she receives in the Registration Statement.

          All Shares issued as provided herein shall be fully paid and nonassessable to the extent permitted by law.


          XV.   WITHHOLDING TAXES

          The Company may require an employee exercising a NonQualified Option granted hereunder, or disposing of Shares acquired pursuant to the exercise of an Incentive Option in a disqualifying disposition (within the meaning of Section 421(b) of the Code), to reimburse the corporation that employs such employee for any taxes required by any government to be withheld or otherwise deducted and paid by such corporation in respect of the issuance, transfer or disposition of such Shares. In lieu thereof, the corporation that employs such employee shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the employee upon such terms and conditions as the Board of Directors shall prescribe. The corporation that employs such employee may, in its discretion, hold the stock certificate to which such employee is entitled upon exercise of an Option as security for the payment of such withholding tax liability, until cash sufficient to pay that liability has been accumulated. In addition, at any time at which the Company becomes subject to a withholding obligation under any applicable law with respect to the exercise of a Non-Qualified Option (the "Tax Date"), except as set forth below, a holder of a NonQualified Option may elect to satisfy, in whole or in part, such holder's related personal tax liabilities (an "Election") by (i) directing the Company to withhold from Shares issuable in the related exercise either a specified number of Shares or Shares having a specified value (in each case) not in excess of the related personal tax liabilities), (ii) tendering Shares previously issued pursuant to the exercise of an Option or other shares of the Company's common stock owned by the holder or (iii) combining any or all of the foregoing options in any fashion. An Election shall be irrevocable. The withheld Shares and other shares tendered in payment should be valued at their fair market value (determined in accordance with the principles set forth in Article V of the Plan) on the Tax Date. The Board of Directors may disapprove of any Election, suspend or terminate the right to make Elections or provide that the right to make Elections shall not apply to particular grants, Shares or exercises. If a holder is a person subject to Section 16 of the Exchange Act then (l) any Election by such holder must be made (i) at least six months prior to the relevant Tax Date or (ii) on or prior to the relevant Tax Date and during a period that begins on the third business day following the date of release of publication of the Company's quarterly or annual summary statements of sales and earnings and that ends on the twelfth business day following such date and (2) the Election may not be made with respect to an exercise, or the withholding obligation arising thereon, if the relevant NonQualified Option was granted six months or less prior to the date of Election. The Board of Directors may impose any other conditions or restrictions on the right to make an Election as it shall deem appropriate.


          XVI.  LISTING OF SHARES AND RELATED MATTERS

          The Board of Directors may delay any issuance or delivery of Shares upon the exercise of any Option if it determines that listing, registration or qualification of Shares or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the sale or purchase of Shares under the Plan, until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board of Directors.


          XVII.  AMENDMENT OF THE PLAN

The Board of Directors may, from time to time, amend the Plan, provided that, without the approval of the shareholders of the Company, there shall not be made any amendment which will (i) increase the total number of Shares reserved for Options under the Plan (other than an increase resulting from an adjustment provided for in Article XI), (ii) reduce the exercise price of any Incentive Option granted hereunder below the price required by Article V, (iii) modify the provisions of the Plan relating to eligibility, or (iv) materially increase the benefits accruing to participants under the Plan. The Board of Directors shall be authorized to amend the Plan and the Options granted thereunder to permit the Incentive Options granted thereunder to qualify as incentive stock options within the meaning of Section 422 of the Code. The rights and obligations under any Option granted before amendment of the Plan shall not be adversely affected by any amendment of the Plan or Option without the consent of the holder of the Option.


          XVIII.  TERMINATION OR SUSPENSION OF THE PLAN

          The Board of Directors may at any time suspend or terminate the Plan. The Plan, unless sooner terminated under Article XXI or by action of the Board of Directors, shall terminate at the close of business on the Termination Date. Options may not be granted while the Plan is suspended or after it is terminated. Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except upon the consent of the person to whom such Options were granted. The power of the Board of Direc-tors to construe and administer any Options granted prior to the termination or suspension of the Plan under Article III shall continue after such termination or during such suspension.


          XIX.  GOVERNING LAW

          The Plan and the Options and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.


          XX.  PARTIAL INVALIDITY

          The invalidity or illegality of any provision hereof shall not be deemed to affect the validity of any of other provision.


          XXI.  EFFECTIVE DATE

          The Plan shall become effective at 5:00 p.m., New York City time, on the Effective Date, the date as of which the Plan was adopted by the Board of Directors; provided, however, that if the Plan is not approved within twelve
(12) months before or after the Effective Date by (l) a vote of the shareholders of the Company at an annual meeting or any special meeting or (2) written consent of shareholders having not less than the minimum number of votes that would be necessary to authorize such approval at a duly held shareholders' meeting at which all shareholders entitled to vote thereon were present and voted (but in any event not less than a majority of the votes necessary at such a meeting), the Plan and any Options granted thereunder shall terminate.